UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported:  March 17, 2005 (March 16, 2005)

THERMADYNE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-23378	74-2482571
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

16052 Swingley Ridge Road, Suite 300,
Chesterfield, Missouri		63017
(Address of principal executive offices)		(Zip Code)

(636) 728-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 2.02.                                          Results of Operations and Financial Condition.

On March 16, 2005, Thermadyne Holdings Corporation (the “Company”) issued a press release regarding its preliminary financial results for the quarter and year ended December 31, 2004 and other related matters.  The press release is attached as Exhibit 99.1 hereto.

The information in Item 2.02 of this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.03.                                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 16, 2005, the Company, Thermadyne Industries, Inc., their domestic subsidiaries and certain of their foreign subsidiaries (the “Thermadyne Parties”) executed the Second Amendment to the Second Amended and Restated Credit Agreement (the “Amended Credit Agreement”) with General Electric Capital Corporation as Agent and Lender and GECC Capital Markets Group, Inc. as Lead Arranger.  For a more detailed description of the Amended Credit Agreement, see Item 2.03 of the Company’s Current Report on Form 8-K filed November 24, 2004, which is hereby incorporated by reference.  The Thermadyne Parties also executed Amendment No. 4 to the Second Lien Credit Agreement (the “Second Lien Agreement”) with Credit Suisse First Boston as Administrative Agent and Collateral Agent.

The Second Amendment to the Amended Credit Agreement modified certain financial covenants, including the required maximum leverage ratio and required minimum EBITDA (as those terms are defined in the Amended Credit Agreement).  The Amendment to the Second Lien Agreement modified the required maximum leverage ratio.  The Second Amendment to the Amended Credit Agreement and the Amendment to the Second Lien Agreement are attached as Exhibits 4.1 and 4.2 hereto.

Item 8.01.                                          Other Events.

During its internal review process, Thermadyne Holdings Corporation (the “Company”) identified an issue related to the oversight of its smaller international locations that, due to size, were not subject to the same audit procedures as the more material operations.  As a result, the Company conducted more in-depth analysis and audit work at its Brazilian and South African operations which led to the recording of fourth quarter non-cash charges of $3.4 million.  This additional work has delayed the Company’s completion of its financial statements and resulted in the Company’s inability to file its Annual Report on Form 10-K for the year ended December 31, 2004 by the March 16, 2005 due date.  The Company will file a Form 12b-25 seeking extension of the required filing date.

The Company has evaluated the potential prior period impact of these non-cash charges and does not believe at this time that they would have a material impact on any of those periods.

Thus, these charges are included in the fourth quarter of 2004.  Should this preliminary conclusion on materiality change, it is possible that the prior period statements might change.

While the Company identified this oversight issue through its own internal review and is addressing the inherent control and other issues, management continues to review the implications on the Company’s overall internal control environment.  Although the Company has not completed its internal assessment, it is likely management will conclude that, in aggregate, the Company has a material weakness in its internal controls directly related to this oversight issue.

Item 9.01.                                          Financial Statements and Exhibits.

(c)                                  Exhibits

Exhibit
Number	Description

4.1

Second Amendment to the Second Amended and Restated Credit Agreement dated March 16, 2005 among the Thermadyne Holdings Corporation, Thermadyne Industries, Inc. and certain of its subsidiaries and General Electric Capital Corporation as Agent and Lender and the lenders party thereto.

4.2

Amendment No. 4 to the Second Lien Credit Agreement dated March 16, 2005 among Thermadyne Holdings Corporation, Thermadyne Industries, Inc. and certain of its subsidiaries and Credit Suisse First Boston as Administrative Agent and Collateral Agent.

99.1	Press Release dated March 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2005

THERMADYNE HOLDINGS CORPORATION

By:	\s\ David L. Dyckman
David L. Dyckman
Executive Vice President and
Chief Financial Officer

EXHIBITS INDEX

Exhibits

4.1

Second Amendment to the Second Amended and Restated Credit Agreement dated March 16, 2005 among the Thermadyne Holdings Corporation, Thermadyne Industries, Inc. and certain of its subsidiaries and General Electric Capital Corporation as Agent and Lender and the lenders party thereto.

4.2

Amendment No. 4 to the Second Lien Credit Agreement dated March 16, 2005 among Thermadyne Holdings Corporation, Thermadyne Industries, Inc. and certain of its subsidiaries and Credit Suisse First Boston as Administrative Agent and Collateral Agent.

99.1	Press Release dated March 16, 2005.